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                                                                       EXHIBIT 5
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                     [Willkie Farr & Gallagher Letterhead]



July 10, 1998



WAM!NET Inc.
6100 West 110th Street
Minneapolis, Minnesota 55438


Re:  Registration Statement on Form S-4
  (File No. 333-53841)
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Ladies and Gentlemen:

We are special counsel to WAM!NET Inc., a Minnesota corporation (the "Company"), and have acted as such in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-53841) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer to exchange up to $208,530,000 in aggregate principal amount at maturity of 13-1/4% Senior Discount Notes due 2005, Series B (the "Exchange Notes"), for outstanding 13-1/4% Senior Discount Notes due 2005, Series A, that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"). The Original Notes were issued under, and the Exchange Notes are to be issued under, the Indenture, dated as of March 5, 1998, between the Company and First Trust National Association, as trustee (the "Trustee"). The exchange will be made pursuant to an exchange offer (the "Exchange Offer") contemplated by the Registration Statement.

In so acting, we have examined copies of such records of the Company and such other certificates and documents as we have deemed relevant and necessary for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. We have also assumed the legal capacity of all persons executing such documents and the truth and correctness of any representations or warranties therein contained. As to various questions of fact material to such opinions, we have relied upon certificates of officers of the Company and of public officials.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly formed and validly existing under the laws of the State of Minnesota.
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Wam!Net Inc.
July 10, 1998
Page  2

2. The execution and delivery of the Indenture have been duly authorized by the Company and the Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3. The Exchange Notes have been duly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture and the Exchange Offer, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

This opinion is limited to the laws of the State of New York and the federal laws of the United States of the type typically applicable to transactions contemplated by the Exchange Offer, and we do not express any opinion with respect to the laws of any other country, state or jurisdiction. In rendering certain of the opinions expressed herein, we have relied upon, as to matters of Minnesota law, the opinion of George H. Frisch, Esq., counsel to the Company.

This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.
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Wam!Net Inc.
July 10, 1998
Page  3

We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the Exchange Notes for the Company and to the reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

Very truly yours,


/s/ Willkie Farr & Gallagher